FORM OF NON-STATUTORY STOCK OPTION AGREEMENT

THIS NON-STATUTORY STOCK OPTION AGREEMENT is entered into and effective as of this ____  day of ____________, ______ (the “Date of Grant”), by and between BioSante Pharmaceuticals, Inc. (the “Company”) and _________________ (the “Optionee”).

A.           The Company has adopted the BioSante Pharmaceuticals, Inc. 2008 Stock Incentive Plan (the “Plan”) authorizing the Board of Directors (the “Board”) of the Company, or a committee as provided for in the Plan (the Board or such a committee to be referred to as the “Committee”), to grant non-statutory stock options to employees (including, without limitation, officers and directors who are also employees) of the Company or any Subsidiary, and any non-employee directors, consultants, advisors and independent contractors of the Company or any Subsidiary (as defined in the Plan).

B.           The Company desires to give the Optionee an inducement to acquire a proprietary interest in the Company and an added incentive to advance the interests of the Company by granting to the Optionee an option to purchase shares of common stock of the Company pursuant to the Plan.

Accordingly, the parties agree as follows:

1. Grant of Option.

The Company hereby grants to the Optionee the right, privilege, and option (the “Option”) to purchase _______________ (______) shares (the “Option Shares”) of the Company’s common stock, $0.0001 par value (the “Common Stock”), according to the terms and subject to the conditions hereinafter set forth and as set forth in the Plan.  The Option is not intended to be an “incentive stock option,” as that term is used in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Option Exercise Price.

The per share price to be paid by Optionee in the event of an exercise of the Option will be $______, which represents 100% of the Fair Market Value of a share of Common Stock on the Date of Grant, as determined in accordance with the Plan.

3. Duration of Option and Time of Exercise.

3.1 Initial Period of Exercisability.  The Option will become exercisable with respect to the Option Shares [immediately/in _____ installments].  [The following table sets forth the initial dates of exercisability of each installment and the number of Option Shares as to which this Option will become exercisable on such dates:

Exercisability                                                                        Available for Exercise

___________________                                                                                _______
___________________                                                                                _______
___________________                                                                                _______
___________________                                                                                _______]

[The foregoing rights to exercise this Option will be cumulative with respect to the Option Shares becoming exercisable on each such date.]  In no event will this Option be exercisable after, and this Option will become void and expire as to all unexercised Option Shares at 5:00 p.m. Lincolnshire, Illinois  time on ______________________ (the “Time of Termination”).

3.2     Termination of Employment or Other Service.

(a) Termination Due to Death, Disability or Retirement.  In the event the Optionee’s employment or other service with the Company and all Subsidiaries is terminated by reason of death, Disability or Retirement, this Option will remain exercisable, to the extent exercisable as of the date of such termination, for a period of one year after such termination (but in no event after the Time of Termination).

(b) Termination for Reasons Other Than Death, Disability or Retirement.  In the event that the Optionee’s employment or other service with the Company and all Subsidiaries is terminated for any reason other than death, Disability or Retirement, or the Optionee is in the employ of or performs services to a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Optionee continues in the employ of or performs services to the Company or another Subsidiary), all rights of the Optionee under the Plan and this Agreement will immediately terminate without notice of any kind, and this Option will no longer be exercisable; provided, however, that if such termination is due to any reason other than termination by the Company or any Subsidiary for “cause” (as defined in the Plan), this Option will remain exercisable to the extent exercisable as of such termination for a period of three months after such termination (but in no event after the Time of Termination).

(c) Breach of Employment, Consulting, Confidentiality or Non-Compete Agreements.  Notwithstanding anything in this Agreement to the contrary and in addition to the rights of the Committee under Section 12.4 of the Plan, in the event that the Optionee materially breaches the terms of any employment, consulting, confidentiality or non-compete agreement entered into with the Company or any Subsidiary (including an employment, consulting, confidentiality or non-compete agreement made in connection with the grant of the Option), whether such breach occurs before or after termination of the Optionee’s employment or other service with the Company or any Subsidiary, the Committee in its sole discretion may require the Optionee to surrender shares of Common Stock received, and to disgorge any profits (however defined by the Committee), made or realized by the Optionee in connection with this Option or any shares issued upon the exercise or vesting of this Option.

3.3 Change in Control.  If a Change in Control (as defined in the Plan) of the Company occurs, this Option will become immediately exercisable in full and will remain exercisable until the Time of Termination.  In addition, if a Change in Control of the Company occurs, the Committee, in its sole discretion and without the consent of the Optionee, may determine that the Optionee will receive, with respect to some or all of the Option Shares, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value (as defined in the Plan) of such Option Shares immediately prior to the effective date of such Change in Control of the Company over the option exercise price per share of this Option (or, in the event that there is no excess, that this Option will be terminated).

4. Manner of Option Exercise.

4.1 Notice.  This Option may be exercised by the Optionee in whole or in part from time to time, subject to the conditions contained in the Plan and in this Agreement, by delivery, in person, by facsimile or electronic transmission or through the mail, to the Company at its principal executive office in Lincolnshire, Illinois, of a written notice of exercise.  Such notice must be in a form satisfactory to the Committee, must identify the Option, must specify the number of Option Shares with respect to which the Option is being exercised, and must be signed by the person or persons so exercising the Option.  Such notice must be accompanied by payment in full of the total purchase price of the Option Shares purchased.  In the event that the Option is being exercised, as provided by the Plan and Section 3.2 above, by any person or persons other than the Optionee, the notice must be accompanied by appropriate proof of right of such person or persons to exercise the Option.  As soon as practicable after the effective exercise of the Option, the Optionee will be recorded on the stock transfer books of the Company as the owner of the Option Shares purchased, and the Company will deliver to the Optionee certificated or uncertificated (“book entry”) shares.  In the event that the Option is being exercised, as provided by resolutions of the Committee and Section 4.2 below, by tender of a Broker Exercise Notice, the Company will deliver such shares directly to the Optionee’s broker or dealer or their nominee.

4.2 Payment.

(a) At the time of exercise of this Option, the Optionee must pay the total purchase price of the Option Shares to be purchased entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by (i) tender of a Broker Exercise Notice; (ii) by tender, or attestation as to ownership, of Previously Acquired Shares that are acceptable to the Committee; (iii) by a “net exercise” of the Option (as described below);  or  (iv) by a combination of such methods.

(b) In the event the Optionee is permitted to pay the total purchase price of this Option in whole or in part with Previously Acquired Shares, the value of such shares will be equal to their Fair Market Value on the date of exercise of this Option.

(c) In the case of a “net exercise” of an Option, the Company will not require a payment of the exercise price of the Option from the Optionee but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value on the exercise date that does not exceed the aggregate exercise price for the shares exercised under this method.

(d) Shares of Common Stock will no longer be outstanding under this Option (and will therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) shares used to pay the exercise price of an Option under the “net exercise,” (ii) shares actually delivered to the Optionee as a result of such exercise and (iii) any shares withheld for purposes of tax withholding.

5. Rights of Optionee; Transferability.

5.1 Employment or Service.  Nothing in this Agreement will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of the Optionee at any time, nor confer upon the Optionee any right to continue in the employ of or provide services to the Company or any Subsidiary at any particular position or rate of pay or for any particular period of time.

5.2 Rights as a Stockholder.  The Optionee will have no rights as a stockholder of the Company unless and until all conditions to the effective exercise of this Option (including, without limitation, the conditions set forth in Sections 4 and 6 of this Agreement) have been satisfied and the Optionee has become the holder of record of such shares.  No adjustment will be made for dividends or distributions with respect to this Option as to which there is a record date preceding the date the Optionee becomes the holder of record of such shares, except as may otherwise be provided in the Plan or determined by the Committee in its sole discretion.

5.3 Restrictions on Transfer.  Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, no right or interest of the Optionee in this Option prior to exercise may be assigned or transferred, or subjected to any lien, during the lifetime of the Optionee, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.  The Optionee will, however, be entitled to designate a beneficiary to receive this Option upon such Optionee’s death, and, in the event of the Optionee’s death, exercise of this Option (to the extent permitted pursuant to Section 3.2(a) of this Agreement) may be made by the Optionee’s legal representatives, heirs and legatees.

6. Withholding Taxes.

The Company is entitled to (a) withhold and deduct from future wages of the Optionee (or from other amounts that may be due and owing to the Optionee from the Company or a Subsidiary), or make other arrangements for the collection of, all amounts the Company reasonably determines are necessary to satisfy any and all federal, foreign, state and local withholding and employment-related tax requirements attributable to the Option, including, without limitation, the grant, exercise or vesting of, this Option or a disqualifying disposition of any Option Shares; (b) withhold cash paid or payable or shares of Common Stock from the shares issued or otherwise issuable to the Optionee in connection with this Option; or (c) require the Optionee promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to this Option.  Shares of Common Stock issued or otherwise issuable to the Optionee in connection with this Option that gives rise to the tax withholding obligation that are withheld for purposes of satisfying the Optionee’s withholding or employment-related tax obligation will be valued at their Fair Market Value on the Tax Date.

7. Adjustments.

In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off), or any other similar change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation), in order to prevent dilution or enlargement of the rights of the Optionee, will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) subject to, and the exercise price of, this Option.

8. Stock Subject to Plan.

The Option and the Option Shares granted and issued pursuant to this Agreement have been granted and issued under, and are subject to the terms of, the Plan.  The terms of the Plan are incorporated by reference in this Agreement in their entirety, and the Optionee, by execution of this Agreement, acknowledges having received a copy of the Plan.  The provisions of this Agreement will be interpreted as to be consistent with the Plan, and any ambiguities in this Agreement will be interpreted by reference to the Plan.  In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan will prevail.

9. Miscellaneous.

9.1 Binding Effect.  This Agreement will be binding upon the heirs, executors, administrators and successors of the parties to this Agreement.

9.2 Governing Law.  This Agreement and all rights and obligations under this Agreement will be construed in accordance with the Plan and governed by the laws of the State of Illinois, without regard to conflicts of laws provisions.  Any legal proceeding related to this Agreement will be brought in an appropriate Illinois court, and the parties to this Agreement consent to the exclusive jurisdiction of the court for this purpose.

9.3 Entire Agreement.  This Agreement and the Plan set forth the entire agreement and understanding of the parties to this Agreement with respect to the grant and exercise of this Option and the administration of the Plan and supersede all prior agreements, arrangements, plans and understandings relating to the grant and exercise of this Option and the administration of the Plan.

9.4 Amendment and Waiver.  Other than as provided in the Plan, this Agreement may be amended, waived, modified or canceled only by a written instrument executed by the parties to this Agreement or, in the case of a waiver, by the party waiving compliance.

9.5 Construction.  Wherever possible, each provision of this Agreement will be interpreted so that it is valid under the applicable law.  If any provision of this Agreement is to any extent invalid under the applicable law, that provision will still be effective to the extent it remains valid.  The remainder of this Agreement also will continue to be valid, and the entire Agreement will continue to be valid in other jurisdictions.

9.6 Counterparts.  For convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart to be deemed an original instrument, and all such counterparts together to constitute the same agreement.

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The parties to this Agreement have executed this Agreement effective the day and year first above written.

BIOSANTE PHARMACEUTICALS, INC.

By

Its

By execution of this Agreement,	OPTIONEE
the Optionee acknowledges having
received a copy of the Plan.
(Signature)

(Name and Address)